Commission File No.  333-
As filed with the Securities and Exchange Commission on March 25, 2004.

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
---------------------------------------------------------------------------

                                   FORM S-8
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          Globetech Ventures Corp
           (Exact name of registrant as specified in its charter)

British Columbia, Canada                                         N/A
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                           Identification No.)

  # 1105 - 13700 Mayfield Place, Richmond, British Columbia, Canada V6C 2T7
   ----------------------------------------------------------------------
  (Address of Principal Executive Offices)                       (Zip Code)

                  Stock Option Agreement for Dilbagh S. Gujral
                      Stock Option Agreement for Isaac Moss
                    Stock Option Agreement for Steven N. Khan
                    Stock Option Agreement for Casey Forward
                Stock Option Agreement for James H. Diffendorfer
                    Stock Option Agreement for Alan C. Brant
                    Stock Option Agreement for Roland Vetter
                   Stock Option Agreement for Scott E. Bartel
                    Stock Option Agreement for Daniel B. Eng
                  Stock Option Agreement for Regina J. Schroder
                    Stock Option Agreement for David C. Adams
                    Stock Option Agreement for Eric J. Stiff
                -----------------------------------------------
                          (Full title of the plans)

                          Dilbagh S. Gujral, President
                          #1105 - 13700 Mayfield Place
                           Richmond, British Columbia
                                 Canada V6C 2T7
                  ---------------------------------------------
                     (Name and address of agent for service)

                                 (604) 688-0044
              -----------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                 With a copy to:
                                  Daniel B. Eng
                              Bartel Eng & Schroder
                         1331 Garden Highway, Suite 300
                              Sacramento, CA 95833

                         CALCULATION OF REGISTRATION FEE

========================= ======================= ======================= ======================= ======================

Title of each class of                               Proposed maximum        Proposed maximum
securities to be               Amount to be         offering price per      aggregate offering          Amount of
registered                      registered                share                   price             registration fee
------------------------- ----------------------- ----------------------- ----------------------- ----------------------
Common Shares subject
to Options                      3,025,000                $1.45(1)               $4,386,250                $557
========================= ======================= ======================= ======================= ======================

(1) Calculated in accordance with Rule 457(c) of the Securities Act of 1933, as amended ("Securities Act"). Estimated for the sole purpose of calculating the registration fee and based upon the average of the high and low price per share of the common shares of the Registrant on March 24, 2004, as quoted on the OTCBB.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The Securities and Exchange Commission rules and regulations allow us to "incorporate by reference" the information that we file with the Securities and Exchange Commission. This means that we can disclose additional important information to you by referring to those documents. The information incorporated by reference is an important part of this Prospectus, and information that we file in the future with the Securities and Exchange Commission will automatically update and supersede this information. We have filed the following documents with the Securities and Exchange Commission and the information contained in those documents is incorporated by reference into this registration statement:

     (1) Registrant's Annual Report on Form 20-F for the year ended September 30, 2002, as amended on May 9, 2003;

     (2) Registrant's Current Reports on Form 6-K file with the SEC on May 7, May 9, August 29, December 11 and 17, 2003, January 6 and 21, 2004 and March 9, 2004;

     (3) The description of Securities in Item 14 of the Company's Annual Report on Form 20-F for the year ended September 30, 2003.

     Please note that all other documents and reports filed under Sections 13(a), 13(c), or 15(d) of the Securities and Exchange Act of 1934, as amended, following the date of this Prospectus and prior to the termination of this offering will be deemed to be incorporated by reference into this Prospectus and will be made a part of it from the date of filing with the Securities and Exchange Commission.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement to the extent that a statement contained herein modifies or replaces such statement. Any such statement shall not be deemed to constitute a part of this registration statement except as so modified or replaced.

Item 4.  Description of Securities.

     The Registrant's common shares to be offered under this registration statement is registered under Section 12 of the Exchange Act. See Item 14 of the Company's Form 20-F for the year ended September 30, 2002.

Item 5.  Interests of Named Experts and Counsel.

     None

Item 6.  Indemnification of Directors and Officers.

     The officers and directors of the Company are indemnified as provided by the Company Act of British Columbia (the "BC Company Act") and the Articles of the Company.

     The BC Company Act provides that a company, with the approval of the court, may indemnify a person who is a director or former director of the company, or as a director or former director of a corporation of which the company is or was a shareholder and the person's heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by the person, including an amount paid to settle an action or satisfy a judgment in a civil or criminal or administrative action or proceeding to which the person is made a party because of being or having been a director, including an action brought by the company or corporation, if: (a) the person acted honestly and in good faith with a view to the best interests of the corporation of which the person is or was a director; and (b) in the case of a criminal or administrative action or proceeding, the person had reasonable grounds for believing the person's conduct was lawful.

     The Articles of the Company provide that, subject to the provisions of the BC Company Act, the Company shall indemnify a director or former director of the Company and the Company may indemnify a director or former director of a corporation of which the Company is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually or reasonably incurred by him or them in a civil, criminal or administrative action or proceeding to which he is or they are made a party by reason of his being or having been a director of the Company or a director of such corporation, including any action brought by the Company or any such corporation. Each director, on being elected or appointed, shall be deemed to have contracted with the Company on the terms of the foregoing indemnity.

     The Articles of the Company also provide that, subject to the provisions of the BC Company Act, the directors may cause the Company to indemnify any officer, employee or agent of the Company or a corporation of which the Company is or was a shareholder (notwithstanding that he may also be a director) and his heirs and personal representatives against all costs, charges and expenses whatsoever incurred by him or them and resulting from his acting as an officer, employee or agent of the Company or such corporation. In addition, the Company shall indemnify the secretary and any assistant secretary of the Company if he is not a full-time employee of the Company and notwithstanding that he may also be a director and his respective heirs and legal representatives against all costs, charges and expenses whatsoever incurred by him or them and arising out of the functions assigned to the secretary by the BC Company Act or the Articles of the Company and the secretary and assistant secretary shall, upon being appointed, be deemed to have contracted with the Company on the terms of the foregoing indemnity.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit Number           Description of Exhibit

      5.1                Opinion of Steven Sobolewski
      10.1               Stock Option Agreement for Dilbagh S. Gujral
      10.2               Stock Option Agreement for Isaac Moss
      10.3               Stock Option Agreement for Steven N. Khan
      10.4               Stock Option Agreement for Casey Forward
      10.5               Stock Option Agreement for James H. Diffendorfer
      10.6               Stock Option Agreement for Alan C. Brant
      10.7               Stock Option Agreement for Roland Vetter
      10.8               Stock Option Agreement for Scott E. Bartel
      10.9               Stock Option Agreement for Daniel B. Eng
      10.10              Stock Option Agreement for Regina J. Schroder
      10.11              Stock Option Agreement for David C. Adams
      10.12              Stock Option Agreement for Eric J. Stiff
      23.1               Consent of Steven Sobolewski (contained in Exhibit 5.1)
      23.2               Consent of MacKay, LLP, Chartered Accountants

Item 9.  Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1) (i) and (a)(1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia.

                                            Globetech Ventures Corp.,
                                            a British Columbia corporation


Dated:   February 20, 2004          By:           /s/ Dilbagh Gujral
                                            ------------------------------------
                                            Dilbagh S. Gujral
                                            (Principal Executive Officer)


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Dated:   February 20, 2004          By:           /s/
                                          --------------------------------------
                                            Dilbagh S. Gujral,
                                            President, CEO and Director


Dated:   February 20, 2004          By:           /s/
                                          --------------------------------------
                                            Isaac Moss, Director and Secretary


Dated:   February 20, 2004          By:           /s/
                                          --------------------------------------
                                            Steven Khan, Director


Dated:   February 20, 2004          By:           /s/
                                          --------------------------------------
                                          Casey Forward, Director


Dated:   February 20, 2004          By:           /s/
                                          --------------------------------------
                                          Roland Vetter, Chief Financial Officer
                                          and Principal Accounting Officer